Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-40104 on Form S-8 of Dime Community Bancshares, Inc. of our report dated June, 26, 2020 appearing in this Annual Report on Form 11-K of the Dime Community Bank KSOP for the year ended December 31, 2019.

/s/ Crowe LLP

New York, New York
June 26, 2020